SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2012

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana	001-34155	37-1567871
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana 47129

(Address of principal executive offices) (Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of First Savings Financial Group, Inc. (the “Company”) was held on February 28, 2012. The final vote results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

1.	The following individuals were elected as directors of the Company, each for a three-year term or until their successors are duly elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Charles E. Becht, Jr.	1,109,312	54,988	722,426
Gerald Wayne Clapp, Jr.	1,104,370	59,930	722,426
Samuel E. Eckart	1,055,585	108,715	722,426

2.	The ratification of the appointment of Monroe Shine & Co., Inc. as the independent registered public accounting firm for the Company for the fiscal year ending September 30, 2012 was ratified by shareholders by the following vote:

FOR	AGAINST	ABSTENTIONS
1,799,313	85,827	1,586

There were no broker non-votes regarding this proposal.

3.	A resolution to approve the compensation of the Company’s named executive officers was approved by shareholders by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS
1,053,732	57,547	53,021

There were 722,426 broker non-votes regarding this proposal.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 28, 2012	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer

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